UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 8, 2016

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

495 Commerce Drive, Suite 3

Amherst, New York 14228

(Address of Principal Executive Offices, including zip code)

(716) 242-8634

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On January 8, 2016, Allied Motion Technologies Inc. and certain subsidiaries (the “Company”), entered into a First Amendment and Consent (the “Amendment”) to the Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Credit Agreement”).  Pursuant to the Amendment, the administrative agent and lenders consented to the Company’s acquisition of Heidrive GmbH, described in Item 2.01 below, and that such acquisition would not reduce the acquisition basket under the Credit Agreement.  The Amendment also amends the Credit Agreement to increase the revolving credit facility from $15 million to $30 million and the foreign revolving sublimit from $10 million to $25 million.

On January 8, 2016, the Company entered into a Consent and Amendment No. 3 (the “Note Amendment”) to the Note Agreement with Prudential Capital Partners IV, L.P. and its affiliates (the “Note Agreement”).  Pursuant to the Note Amendment, the note holders consented to the Company’s acquisition of Heidrive GmbH and that such acquisition would not reduce the acquisition basket under the Note Agreement.

The above description does not purport to be complete and is qualified in its entirety by reference to the Amendment and Note Amendment, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 2.01                                           Completion of Acquisition or Disposition of Assets

As previously disclosed, the Company, through its wholly-owned subsidiary, Allied Motion Technologies B.V., entered into a Share Purchase Agreement (the “Purchase Agreement”) to purchase all of the outstanding equity interests of Heidrive GmbH, a German limited liability company (“Heidrive”) from palero fünf S.à r.l.  A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 30, 2015.

On January 12, 2016, the Company completed the acquisition for €20 million (approximately US$22 million), which includes certain management performance bonuses to be paid after closing.

Item 7.01                                           Regulation FD Disclosure

The Company issued a press release on January 12, 2016 regarding the completion of the acquisition of Heidrive, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including the information attached hereto as Exhibit 99.1, is being furnished, not filed, pursuant to Regulation FD.  Accordingly, such information will not be incorporated by reference into any registration statement filed by Allied Motion Technologies Inc. under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01                                           Financial Statements and Exhibits

(a)                                 Financial Statements of Businesses Acquired

No financial statements are required to be filed pursuant to Regulation S-X.

(b)                                 Pro Forma Financial Information

No pro forma financial information is required to be filed pursuant to Regulation S-X.

(c)                                  Shell Company Transactions

None

(d)                                 Exhibits

10.1                        First Amendment to Amended and Restated Credit Agreement and Consent, dated as of January 8, 2016, among Allied Motion Technologies Inc. and Allied Motion Technologies B.V., as borrowers, Bank of America, N.A., as administrative agent, and the lenders party thereto.

10.2                        Consent and Amendment No. 3 to Note Agreement dated as of January 8, 2016, among Allied Motion Technologies Inc. and the purchasers of the notes party thereto.

99.1                        Press Release issued by Allied Motion Technologies Inc. on January 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                  January 14, 2016

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Michael R. Leach
Michael R. Leach
Chief Financial Officer